Tenable Appoints Steve Vintz and Mark Thurmond as Co-CEOs
COLUMBIA, Md. (April 16, 2025) — Tenable®, the exposure management company, today announced that its Board of Directors has unanimously appointed Steve Vintz and Mark Thurmond as co-Chief Executive Officers on a permanent basis. Following an extensive search process that considered both internal and external candidates, the Board concluded that Vintz and Thurmond are best positioned to move the company forward. The decision reflects the Board’s confidence in the strength of their leadership following a successful interim period during which they drove significant operational and strategic momentum. The Board also intends to appoint Vintz and Thurmond to the Board immediately following the company’s annual shareholder meeting to be held on May 14, 2025.
Vintz, Tenable’s Chief Financial Officer since 2014, and Thurmond, who has served as Chief Operating Officer since 2020, bring deep industry and operational experience. Under the co-CEO structure, Vintz will oversee product, cyber security, corporate development and all general and administrative functions, while Thurmond will oversee GTM functions including sales, professional services, technical support, marketing, and customer success. Together, they will continue to guide the company’s mission to help organizations understand and reduce cyber risk across their modern attack surfaces.
“Mark and Steve have demonstrated exceptional leadership and alignment during their time as interim co-CEOs,” said Art Coviello, Chairman of the Tenable Board of Directors. “Their collaborative leadership style, deep industry knowledge, and customer-first mindset have already created strong results. We are confident in their ability to continue driving innovation and long-term value for all stakeholders.”
Under their interim leadership, Tenable has expanded its customer footprint, with strong adoption of the Tenable One Exposure Management platform and growing momentum behind Tenable Cloud Security. They also completed the strategic acquisition of Vulcan Cyber, advancing Tenable’s product roadmap with the expected launch of a significantly expanded version of Tenable One that we believe will be the most comprehensive exposure management platform on the market.
“We are honored to lead Tenable as co-CEOs and energized by the opportunity ahead,” said Vintz and Thurmond in a joint statement. “We have tremendous belief in Tenable’s mission, team and market position, and we’re excited to build on our momentum to deliver meaningful outcomes for our customers, employees and shareholders.”
Coviello, a respected cybersecurity leader, will remain Chairman of the Board. Additionally, Steve Vintz will continue to serve as Chief Financial Officer, while the company conducts a CFO search.
About Tenable
Tenable® is the exposure management company, exposing and closing the cybersecurity gaps that erode business value, reputation and trust. The company’s AI-powered exposure management platform radically unifies security visibility, insight and action across the attack surface, equipping modern organizations to protect against attacks from IT infrastructure to cloud environments to critical infrastructure and everywhere in between. By protecting enterprises from security exposure, Tenable reduces business risk for approximately 44,000 customers around the globe. Learn more at tenable.com.
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Media Contact:
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tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding the effects of appointing the co-CEOs, are forward-looking statements and represent

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